CSFB04-AR07-Price/Yield-1-A-1					Non-Conforming 3s
Balance	$99,000,000.00	Delay		24	WAC(1)	4.671		WAM(1)	358
Coupon*	4.2944	Dated		7/1/2004	NET(1)	4.2944		WALA(1)	2
Settle	7/30/2004	First Payment		8/25/2004
* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 33, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.001]%
RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)
Price	15 CPR-Call (Y)	20 CPR-Call (Y)	22 CPR-Call (Y)	25 CPR-Call (Y)	287CPR-Call (Y)	30 CPR-Call (Y)	35 CPR-Call (Y)	40 CPR-Call (Y)	45 CPR-Call (Y)	50 CPR-Call (Y)
99-19+	4.3738	4.3791	4.3814	4.3850	4.3875	4.3914	4.3985	4.4063	4.4150	4.4249
99-23+	4.3114	4.3114	4.3113	4.3113	4.3112	4.3110	4.3106	4.3101	4.3094	4.3085
99-27+	4.2491	4.2438	4.2414	4.2377	4.2350	4.2308	4.2230	4.2141	4.2041	4.1925
99-31+	4.1869	4.1763	4.1716	4.1643	4.1590	4.1508	4.1356	4.1184	4.0990	4.0767
100-03+	4.1248	4.1089	4.1020	4.0910	4.0832	4.0709	4.0483	4.0228	3.9942	3.9612
100-07+	4.0628	4.0417	4.0325	4.0179	4.0075	3.9912	3.9613	3.9275	3.8897	3.8461
100-11+	4.0009	3.9746	3.9631	3.9449	3.9320	3.9116	3.8744	3.8324	3.7854	3.7312
100-15+	3.9392	3.9076	3.8939	3.8720	3.8566	3.8323	3.7878	3.7375	3.6813	3.6166
100-19+	3.8775	3.8408	3.8248	3.7993	3.7814	3.7530	3.7013	3.6429	3.5775	3.5023
100-23+	3.8160	3.7741	3.7558	3.7268	3.7063	3.6740	3.6150	3.5484	3.4740	3.3883
100-27+	3.7545	3.7075	3.6870	3.6544	3.6314	3.5951	3.5289	3.4542	3.3707	3.2746
100-31+	3.6932	3.6410	3.6182	3.5821	3.5566	3.5164	3.4430	3.3602	3.2676	3.1611
101-03+	3.6320	3.5747	3.5497	3.5100	3.4820	3.4378	3.3572	3.2664	3.1649	3.0480
101-07+	3.5709	3.5084	3.4812	3.4380	3.4076	3.3594	3.2717	3.1728	3.0623	2.9351
101-11+	3.5099	3.4423	3.4129	3.3661	3.3332	3.2812	3.1864	3.0794	2.9600	2.8226
101-15+	3.4490	3.3764	3.3447	3.2944	3.2591	3.2031	3.1012	2.9863	2.8579	2.7103
101-19+	3.3882	3.3105	3.2766	3.2229	3.1850	3.1252	3.0162	2.8933	2.7561	2.5983
WAL	2.15	1.98	1.92	1.82	1.75	1.66	1.52	1.38	1.26	1.14
Principal Window	Aug04-Apr07	Aug04-Apr07	Aug04-Apr07	Aug04-Apr07	Aug04-Apr07	Aug04-Apr07	Aug04-Apr07	Aug04-Apr07	Aug04-Apr07	Aug04-Apr07
Principal # Months	33	33	33	33	33	33	33	33	33	33
LIBOR_1MO	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300
LIBOR_6MO	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000
LIBOR_1YR	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900
CMT_1YR	1.9800	1.9800	1.9800	1.9800	1.9800	1.9800	1.9800	1.9800	1.9800	1.9800

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

July 8, 2004

SALE!-SUBJECT 5% Variance